As filed with the Securities and Exchange Commission on September 28, 2007.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

ENVIRONMENTAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	4991	04-782065
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

(603) 431-1780

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard E. Kessel

President and Chief Executive Officer

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

(603) 431-1780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis Haines General Counsel One Cate Street, 4th Floor Portsmouth, New Hampshire 03801 Tel: (603) 431-1780 Fax: (603) 431-2650	Scott Pueschel, P.C. Pierce Atwood LLP One New Hampshire Avenue, Suite 350 Portsmouth, New Hampshire 03801 Tel: (603) 433-6300 Fax: (603) 433-6372	Stephen T. Adams, Esq. Goodwin Procter LLP 53 State Street Exchange Place Boston, Massachusetts 02109 Tel: (617) 570-1000 Fax: (617) 523-1231

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-145732

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered		Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,035,000	(1)	$5.25	$5,433,750	$167.00

(1)	Includes 135,000 shares of common stock issuable upon exercise of the underwriter’s over-allotment option.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of Environmental Power Corporation, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-145732) are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on September 27, 2007.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Richard E. Kessel
Richard E. Kessel
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RICHARD E. KESSEL Richard E. Kessel	President, Chief Executive Officer and Director (Principal Executive Officer)	September 27, 2007

/S/ MICHAEL E. THOMAS Michael E. Thomas	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 27, 2007

/S/ JOSEPH E. CRESCI Joseph E. Cresci	Chairman of the Board of Directors	September 27, 2007

/S/ KAMLESH R. TEJWANI Kamlesh R. Tejwani	Vice Chairman of the Board of Directors	September 27, 2007

John R. Cooper	Director

/S/ LON HATAMIYA Lon Hatamiya	Director	September 27, 2007

Steven Kessner	Director

/S/ AUGUST SCHUMACHER, JR. August Schumacher, Jr.	Director	September 27, 2007

Robert I. Weisberg	Director

Roger S. Ballentine	Director

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Pierce Atwood LLP

23.1	Consent of Vitale, Caturano & Co., Ltd.

23.2	Consent of Pierce Atwood LLP (included in Exhibit 5.1)